UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2006
LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1 SEPARATION AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement
     On June 5, 2006, LHC Group, Inc. (the “Company”), entered into a Separation Agreement, General Release of All Claims and Covenant Not to Sue (the “Separation Agreement”) with R. Barr Brown. Mr. Brown announced his resignation as Senior Vice President and Chief Financial Officer on March 31, 2006. The Separation Agreement provides Mr. Brown with compensation at his current salary and bonus rates from the date of separation, July 1, 2006, through September 30, 2006. Mr. Brown will also continue to receive certain other health and welfare benefits through September 30, 2006.
     The above description of the Separation Agreement is a summary and is qualified in its entirety by the Separation Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On June 5, 2006, the Company announced the appointment of Ambassador Nancy Goodman Brinker to the Company’s Board of Directors. Ambassador Brinker will fill the vacancy created by the previously announced resignation of Mr. Brown from the Board of Directors. The appointment of Ambassador Brinker and resignation of Mr. Brown will be effective immediately following the Company’s annual meeting of stockholders, to be held on June 13, 2006.
Item 9.01 Financial Statements and Exhibits
     A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     A copy of the Company’s press release concerning Ms. Brinker’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ Barry E. Stewart
Barry E. Stewart
Senior Vice President and Chief Financial Officer
Dated: June 7, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1	Separation Agreement, General Release of All Claims and Covenant Not to Sue by and between LHC Group, Inc. and R. Barr Brown, dated June 5, 2006

99.1	Press Release announcing the appointment of Ambassador Nancy Goodman Brinker to the LHC Group, Inc. Board of Directors, dated June 5, 2006